EXHIBIT (a)(1)(B)

                            Target Income Fund, Inc.
                            ------------------------
                              Letter of Transmittal
                              ---------------------

The undersigned shareholder("tendering shareholder") hereby tenders to Target Income Fund, Inc. (the "Fund"), a closed-end investment company, the shares of the Fund indicated below at a price equal to the net asset value per share ("NAV") on the Expiration Date (as defined in the Offer), plus accrued dividends and all sales charges paid in acquiring the shares, in cash upon the terms and conditions set forth in the Offer dated March 12, 1997, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer").

Description of Shares Tendered

Name(s) of Registered Holder(s)

Instructions:
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* Please fill in exactly as shares are registered

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                                                  Please Print

Account Number _______________________________________________________________

Please provide your daytime telephone number: ________-______________________
                                                        Please include area code
Shares Tendered
Check one:
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|_|      Partial  Tender - only the number of shares entered are to be tendered.
         ________________ shares.

|_|      Complete Tender - all shares are to be tendered.


Taxpayer Identification Number (TIN) Certification


------------------------------------ Enter your TIN (Social  Security  number of individuals  or  Employer  I.D.  number  of
                                     entities,      including      corporations,
                                     partnerships, estates and Funds.)
------------------------------------

(1) The number shown on this form or currently shown on my account is my correct taxpayer identification number, and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions - You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return.

In signing this letter, I certify under penalties of perjury that the information provided in this section is true, correct and complete.

Special Payment and Delivery instructions

* The check will be issued in the name of the registered shareholder and mailed to the address of record unless alternative instructions are authorized in this section.
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Alternate Instructions: (If special payment or delivery is requested, signatures must be guaranteed.)

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Signature(s) and Signature(s) Guarantee

Instructions:
-------------

* If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered, the signature(s) below must correspond exactly with the name(s) in which the shares are registered.

* If the shares are held of record by two or more joint holders, all such holders must sign below.

* If shares are held of record by an IRA account, this Letter of Transmittal must be signed by an authorized official of the Custodian of the IRA.

* If this Letter of Transmittal or any certificates or authorizations are signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and must submit proper evidence satisfactory to the Fund of their authority to so act.


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    Signature(s) of owner(s) - EXACTLY as registered

                                             Date ______________________________

Signature(s) Guaranteed by:




Instructions:
-------------

*   All signatures must be guaranteed unless:

    1. This Letter of Transmittal is signed by the registered holder(s) of the shares, and
    2. There is no change at registration of any remaining shares, and
    3. The payment of the tender offer proceeds are to be sent to the registered owner of the shares at the address shown in the share registration, and
    4. The tender offer proceeds will be less than $5,000.

* In all other cases, all signatures on this Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange, or a commercial bank or Fund company having an office, branch or agency in the United States.

Mail or Deliver to:

Target Income Fund, Inc.
c/o Finance 500, Inc.
19762 McArthur Blvd, Suite 200
                                     2 of 3

Irvine, CA  92715
                                     3 of 3

                              GENERAL INSTRUCTIONS
                              --------------------


    1.  Delivery of Letter of Transmittal

        A properly completed and duly executed Letter of Transmittal should be mailed or delivered to the Transfer Agent at the appropriate address shown on the previous page of this letter. All documents must be received by the Transfer Agent on or prior to the Tender Request Deadline (as defined in the Offer). Delivery to an address other than that shown does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the shareholder making the tender.

    2.  Transfer Taxes

        The Fund will pay all taxes, if any, payable on the transfer to it of shares purchased pursuant to the Offer. If, however, payment of the purchase price is to be made to or (in the circumstances permitted by the Offer) or if any tendered shares are registered in any name other than that of the person(s) signing this Letter of Transmittal, the amount of transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

    3.  Irregularities

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of shares will be determined by the Fund whose determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of, or payment for which would, in the opinion of the Fund's counsel, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular shares or any particular shareholder. The Fund's interpretations of the terms and conditions of the Offer (including these instructions) will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived. Neither the Fund, the Transfer Agent, or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

    4.  Separate Accounts

        If the shares tendered are registered in more than one account, please complete, sign and submit a separate Letter of Transmittal for each account.

    5.  Additional Copies

        Additional copies of the Offer and this Letter of Transmittal may be obtained by contacting the Fund at the telephone number shown below:

        Questions and requests for further assistance may be directed to the Fund's Administrator at 818-852-1033.